Exhibit 99.1

Ingevity Corporation 5255 Virginia Avenue North Charleston, SC 29406 USA www.ingevity.com

News	Contact: Jack Maurer 843-746-8242 jack.maurer@ingevity.com

Investors: Dan Gallagher 843-740-2126 daniel.gallagher@ingevity.com
Ingevity completes acquisition of Georgia-Pacific’s pine chemicals business

NORTH CHARLESTON, S.C., March 8, 2018 - Ingevity Corporation (NYSE:NGVT) today announced it has completed the acquisition of Georgia-Pacific’s pine chemicals business for a cash purchase price of $310 million. Ingevity expects to derive approximately $11 million in net synergies as a result of the acquisition, which are expected to be attained through lower logistics costs, manufacturing optimization among the combined three chemicals plants and leveraged procurement costs.

In purchasing the pine chemicals business, Ingevity has acquired the pine chemicals-related assets at Georgia-Pacific’s Crossett, Ark., plant, saleable inventory, customer lists and the book of business, as well as various patents and trade names associated with acquired product lines.

Separately, Ingevity has entered into a 20-year, market-based crude tall oil (CTO) supply contract with certain of Georgia-Pacific’s paper mill operations.

“This acquisition will provide a stronger platform from which we will accelerate the profitable growth of our Performance Chemicals segment,” said Michael Wilson, Ingevity president and CEO. “With the addition of Georgia-Pacific’s broader technologies and product platforms, we will add scale and competitiveness to this segment, and create significant value for our shareholders.”

Wilson noted that the acquisition will complement existing businesses, with limited customer overlap.

Georgia-Pacific’s pine chemicals business manufactures and sells pine-based tall oil fatty acids, tall oil rosin, and tall oil rosin esters used in adhesives, cleaners, paints and other coatings, inks, metalworking, mining, oilfield, packaging and rubber processing.

“We are excited to welcome new team members to Ingevity, and to bring the significant benefits of this acquisition to our customers,” said Mike Smith, president of Ingevity’s Performance Chemicals segment. “We anticipate the integration process to run efficiently: Our management team has a history of successfully integrating acquisitions, and experience in operating co-located manufacturing facilities. As we move through this process, we remain deeply committed to ensuring that customers continue to receive excellent products and services.”

Ingevity: Purify, Protect and Enhance
Ingevity provides specialty chemicals and high-performance carbon materials and technologies that purify, protect and enhance the world around us. Through a team of talented and experienced people, Ingevity develops, manufactures and brings to market products and processes that help customers solve complex problems. These products are used in a variety of demanding applications, including asphalt paving, oil exploration and production, agrochemicals, adhesives, lubricants, printing inks and automotive components that reduce gasoline vapor emissions. Headquartered in North Charleston, S.C., Ingevity operates from 25 locations around the world and employs approximately 1,500 people. The company is traded on the New York Stock Exchange (NYSE: NGVT). For more information, visit www.ingevity.com.

Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements generally include the words “may,” “could,” “should,” “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” “forecast,” “prospect,” “potential” or similar expressions. Forward-looking statements may include, without limitation, expected financial positions, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; synergies and the potential benefits of the acquisition of Georgia-Pacific’s pine chemicals business; the anticipated timing of the closing of the acquisition; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost-reduction initiatives, plans and objectives; and markets for securities. Like other businesses, Ingevity is subject to risks and uncertainties that could cause its actual results to differ materially from its expectations or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; significant transaction costs; unknown or understated liabilities; general economic and financial conditions; international sales and operations; currency exchange rates and currency devaluation; compliance with U.S. and foreign regulations; attracting and retaining key personnel; conditions in the automotive market or adoption of alternative technologies; worldwide air quality standards; government infrastructure spending; declining volumes in the printing inks market; the limited supply of crude tall oil (“CTO”); lack of access to sufficient CTO; access to and pricing of raw materials; competition from producers of substitute products and new technologies; a prolonged period of low energy prices; the provision of services by third parties at several facilities; natural disasters, such as hurricanes, winter or tropical storms, earthquakes, floods, fires; other unanticipated problems such as labor difficulties including renewal of collective bargaining agreements, equipment failure or unscheduled maintenance and repair; protection of intellectual property and proprietary information; information technology security risks; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies and the chemicals industry; and lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes. These and other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are and will be more particularly described in our filings with the U.S. Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2017 and our other periodic filings. Readers are cautioned not to place undue reliance on Ingevity’s projections and forward-looking statements, which speak only as the date thereof. Ingevity undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this presentation, or to update them to reflect events or circumstances occurring after the date of this release.